UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 17, 2023

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12672 (Commission File Number)	77-0404318 (I.R.S. Employer Identification No.)

4040 Wilson Blvd., Suite 1000

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On January 17, 2023, AvalonBay Communities, Inc. (the “Company”) entered into 15 separate amended and restated sales agency financing agreements, each dated January 17, 2023 (individually, a “Sales Agency Financing Agreement” and, collectively, the “Sales Agency Financing Agreements”) with each of J.P. Morgan Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., BTIG, LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (and, in certain cases, their respective affiliates) (collectively, the “Sales Agents”) and, as applicable, the relevant Forward Purchasers (as defined below), pursuant to which the Company may offer and sell shares of its common stock, par value $0.01 per share (the “Common Stock”).

The Sales Agency Financing Agreements amend and restate the original sales agency financing agreements that the Company entered into with certain of the Sales Agents on May 6, 2019 (the “Original Sales Agency Financing Agreements”) to, among other things, include BNP Paribas Securities Corp., Mizuho Securities USA LLC and Scotia Capital (USA) Inc. as additional Sales Agents through which sales may be made under the Company’s fifth continuous equity program.

In accordance with the terms of the Sales Agency Financing Agreements, the Company may offer and sell up to $1,000,000,000 of its Common Stock (together with shares of Common Stock that may be sold pursuant to the forward sale agreements described below, the “Shares”), less the aggregate offering price of Shares sold under the Original Sales Agency Financing Agreements, from time to time through any of the Sales Agents (acting in their capacity as Sales Agents or, if applicable, as Forward Sellers, as described below), as its agents for the offer and sale of the Shares. As of the date the Company entered into the Sales Agency Financing Agreements, the Company had sold shares of Common Stock having an aggregate offering price of $294,039,111.66 under the Original Sales Agency Financing Agreements and original master forward sale agreements, and shares of Common Stock having an aggregate offering price of $705,960,888.34 remained unsold under the Company’s fifth continuous equity program.

Concurrently with the entry into the Sales Agency Financing Agreements, the Company entered into 14 separate master forward sale agreements (collectively, the “Master Forward Sale Confirmations”) between the Company and each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Barclays Bank PLC., BNP Paribas, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (or their respective affiliates) (when acting in this capacity, individually, a “Forward Purchaser” and collectively, the “Forward Purchasers”). The Master Forward Sale Confirmations replace those original master forward sale agreements that the Company entered into with certain of the Forward Purchasers on May 6, 2019 in connection with the Original Sales Agency Financing Agreements (the “Original Master Forward Sale Confirmations”).

The Sales Agency Financing Agreements provide that, in addition to the issuance and sale of the Shares by the Company through the Sales Agents, the Company may enter into separate forward sale agreements pursuant to the Master Forward Sale Confirmations. In connection with any particular forward sale agreement pursuant to the relevant Master Forward Sale Confirmation, the relevant Forward Purchaser will, at the Company’s request, attempt to borrow from third parties and, through the relevant Sales Agent acting as agent for such Forward Purchaser, sell Shares to hedge such Forward Purchaser’s exposure underlying the particular forward sale agreement pursuant to the relevant Master Forward Sale Confirmation (the Sales Agents, when acting as agents for Forward Purchasers, are referred to in this Current Report as the “Forward Sellers”). In no event will the aggregate number of Shares sold through the Sales Agents, whether as an agent for the Company or as a Forward Seller, under the Sales Agency Financing Agreements and under any forward sale agreements pursuant to the relevant Master Forward Sale Confirmations (including the aggregate offering price of Shares sold under the Original Sales Agency Financing Agreements and the Original Master Forward Sale Confirmations), have an aggregate sales price in excess of $1,000,000,000.

The Company will not initially receive any proceeds from any sale of borrowed shares of Common Stock by a Forward Seller. In the event of full physical settlement of any forward sale agreement pursuant to the relevant Master Forward Sale Confirmation, which the Company expects to occur on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, the Company expects to receive aggregate cash proceeds equal to the product of the forward sale price under such forward sale agreement and the number of shares of Common Stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. If, however, the Company elects to cash settle or net share settle a particular forward sale agreement pursuant to the relevant Master Forward Sale Confirmation, the Company would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of Common Stock (in the case of net share settlement) to the relevant Forward Purchaser.

The Sales Agents will offer the Shares at market prices prevailing at the time of sale. The Company will pay each Sales Agent a commission at a mutually agreed rate that will not exceed, but may be lower than, 1.50% of the sales price of all of the Shares issued by the Company and sold through the relevant Sales Agent as the Company’s sales agent under the relevant Sales Agency Financing Agreement. The compensation to each Sales Agent acting as a Forward Seller will be a mutually agreed commission in the form of a reduction to the initial forward price under the related forward sale agreement that will not exceed, but may be lower than, 1.50% of the sales prices of all borrowed shares of Common Stock sold by the Forward Seller during the applicable forward hedge selling period (which sales price will be adjusted if an “ex-dividend” date occurs during such forward hedge selling period).

The foregoing description of the Sales Agency Financing Agreements and the Master Forward Sale Confirmations does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the forms of Sales Agency Financing Agreement and Master Forward Sale Confirmation which are filed as Exhibits 1.1 and 1.2, respectively, to this Current Report and are incorporated herein by reference. The Shares will be issued pursuant to the prospectus supplement, dated January 17, 2023, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-253532) filed on February 25, 2021 with the SEC. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
1.1	Form of Amended and Restated Sales Agency Financing Agreement (filed herewith)
1.2	Form of Master Forward Sale Confirmation (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document) (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: January 17, 2023	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer